UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

EXAGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1261 Liberty Way

Vista, CA 92081

(Address of principal executive offices) (Zip Code)

(760) 560-1501

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2025, Exagen Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and between Canaccord Genuity LLC (the “Underwriter”) relating to the issuance and sale of an aggregate of 3,350,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the Underwriter at a price to the public of $5.25 per share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted to the Underwriter a 30-day option to purchase up to an additional 502,500 shares of Common Stock in the Offering (the “Option Shares” and together with the Firm Shares, the “Shares”). The Offering is expected to close on May 9, 2025, subject to the satisfaction of customary closing conditions. All of the Shares in the Offering are being sold by the Company.

The net proceeds to the Company from the Offering are expected to be approximately $16.2 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes. The Company may also use a portion of the net proceeds from the Offering to acquire, in-license or invest in products, technologies or businesses that complement the Company’s business. However, the Company does not have binding agreements or commitments for any acquisitions or investments outside the ordinary course of business at this time.

The Shares are being offered and sold pursuant to a prospectus supplement, dated May 8, 2025 (the “Prospectus Supplement”), to be filed with the Securities and Exchange Commission (“SEC”) on May 8, 2025, and an accompanying base prospectus that forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-275632), which was previously filed with the SEC on November 17, 2023 and declared effective on November 29, 2023.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares in the Offering, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the amount of proceeds expected from the Offering, and the timing and certainty of completion of the Offering. The risks and uncertainties relating to the Company and the Offering include general market conditions, the Company’s ability to complete the Offering on favorable terms, or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC, including in its Annual Report on Form 10-K for the year ended December 31, 2024 and the Prospectus Supplement. These documents contain important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 8.01	Other Events.

On May 7, 2025, the Company issued a press release announcing the launch of the Offering, and on May 8, 2025, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

1.1	Underwriting Agreement, dated May 8, 2025, by and between Exagen Inc. and Canaccord Genuity LLC.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

99.1	Press Release dated May 7, 2025.

99.2	Press Release dated May 8, 2025.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: May 8, 2025	By:	/s/ Jeffrey G. Black
Jeffrey G. Black
Chief Financial Officer